FORM 19

(Section 348)

COMPANY ACT

Certificate of
Incorporation No.583882

SPECIAL RESOLUTION

The following special resolution was passed by the company referred to below on the date stated:

Name of Company:

Mega Capital Investments Inc.

Date resolution passed:

March 31, 2003

Resolution:

Upon motion duly made and carried, it was resolved as a special resolution that:

1.

the name of the Company be changed from "Mega Capital Investments Inc." to "MAG Silver Corp.";

2.

the Memorandum of the Company be altered to reflect the change of name of the Company from Mega Capital Investments Inc. to MAG Silver Corp.;

3.

Item 1 of the Memorandum of the Company be changed to read: "The name of the Company is MAG Silver Corp.";

Certified a true copy March 31, 2003.

"Charlotte P. Bell"

Signature – Charlotte P. Bell

Solicitor

Relationship to Company

SCHEDULE "A"

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COMPANY ACT

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ALTERED MEMORANDUM

(as altered by Special Resolutions passed on March 31, 2003)

OF

MAG SILVER CORP.

1.        The name of the Company is "MAG Silver Corp."

2.        The authorized capital of the Company consists of 1,000,000,000 Common shares without par value.